UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Pharmalucence Manufacturing and Supply Agreement for DEFINITY

On November 12, 2013, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into a Manufacturing and Supply Agreement, effective as of November 12, 2013 (the “Manufacturing Agreement”), with Pharmalucence, Inc. (“Pharmalucence”), pursuant to which Pharmalucence agreed to manufacture and supply DEFINITY.  The Company is not subject to any minimum purchase requirements.  The Manufacturing Agreement has an initial term of five years from the effective date and is renewable at the Company’s option for an additional five years.  The Manufacturing Agreement allows for termination upon the occurrence of certain events, including material breach or bankruptcy by either party. During the optional five year term, either party may terminate upon thirty months’ advance notice.

BVL Settlement and Release Agreement

As previously disclosed, on October 3, 2013, Ben Venue Laboratories, Inc. (“BVL”) announced that it was ceasing to manufacture further new batches of the Company’s products in its Bedford, Ohio facility.  BVL is, pursuant to the Manufacturing and Service Contract for Commercial Products, entered into as of March 20, 2012, by and between BVL and the Company (the “Manufacturing and Service Contract”), one of the Company’s two manufacturers of DEFINITY and Cardiolite products and its sole source manufacturer of Neurolite.  On November 12, 2013, in connection with the termination of the Manufacturing and Service Contract, the Company and BVL entered into a Settlement and Release Agreement (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company and BVL agreed to a broad mutual waiver and release for all matters that occurred prior to the date of the Settlement Agreement, a covenant not to sue and settlement payments to the Company in the aggregate amount of $8,876,037.  In addition, the Settlement Agreement provides that the Manufacturing and Service Contract will terminate as of November 15, 2013, subject to BVL’s obligations to use commercially reasonable efforts to finalize specific batches of DEFINITY, Cardiolite product and saline manufactured and not yet released by the quality function for commercial distribution.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth under the heading “BVL Settlement and Release Agreement” in Item 1.01 above is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and Secretary

Date: November 14, 2013